Exhibit 99.3

Unaudited pro forma condensed combined financial information

On December 19, 2019, PAR Technology Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) disclosing that ParTech, Inc. (“ParTech”), a wholly owned subsidiary of the Company, had completed the acquisition of AccSys, LLC (f/k/a AccSys, Inc., and otherwise known as Restaurant Magic (“Restaurant Magic”))  on December 18, 2019 (“the Acquisition”) pursuant to the terms of an interest purchase agreement dated November 7, 2019. The unaudited pro forma condensed combined financial information included in this Current Report on Form 8-K/A amends and supplements the Original 8-K to include the financial statements of Restaurant Magic and the pro forma financial information required in connection with the Acquisition.

The following unaudited pro forma condensed combined financial statements and related notes have been prepared by combining the historical condensed consolidated financial statements of the Company and Restaurant Magic and adjusted to give effect to the Acquisition. The unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2019 gives effect to the Acquisition as if it occurred on that date. The unaudited pro forma condensed combined consolidated statements of operations for the nine months ended September 30, 2019 and for the year ended December 31, 2018 give effect to the Acquisition as if it occurred on January 1, 2018.

The Company accounted for the Acquisition as a business combination using the acquisition method of accounting as prescribed in Accounting Standards Codification 805, Business Combinations (“ASC 805”) and ASC 820 – Fair Value Measurements and Disclosures (“ASC 820”). In accordance with ASC 805 and ASC 820, the Company used its best estimates and assumptions to accurately assign fair value to the tangible and identifiable intangible assets acquired and liabilities assumed as of the closing date of the Acquisition. Goodwill as of the closing date is measured as the excess of the aggregate of the fair value of consideration transferred and the fair value of noncontrolling interest in the target over the fair values of tangible and identifiable intangible assets acquired and liabilities assumed.

The fair values assigned to Restaurant Magic’ tangible and identifiable intangible assets acquired and liabilities assumed are based on management’s estimates and assumptions. The estimated fair values of these assets acquired, and liabilities assumed are considered preliminary and are based on the information that was available as of the closing date of the Acquisition. The preliminary estimated fair values of tangible and identifiable intangible assets acquired and liabilities assumed may be subject to change as additional information is received. Thus, the provisional measurements of fair value are subject to change. The Company expects to finalize the valuation as soon as practicable, but not later than one year from the closing date.

The unaudited pro forma condensed combined consolidated financial information is based upon, and should be read in conjunction with:

• The accompanying notes to the unaudited pro forma condensed combined consolidated financial statements;

• The Company’s audited consolidated financial statements and accompanying notes as of and for the fiscal years ended December 31, 2018 and 2017 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on March 18, 2019;

• The Company’s unaudited consolidated financial statements and accompanying notes as of and for the three and nine-month period ended September 30, 2019 and 2018 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 8, 2019;

• Restaurant Magic’s audited consolidated financial statements for the year ended December 31, 2018 included elsewhere in the Current Report on Form 8-K/A; and

• Restaurant Magic’s unaudited financial statements for the nine months ended September 30, 2019 and 2018 included elsewhere in the Current Report on Form 8-K/A.

	September 30, 2019 (unaudited) (in thousands)
Assets	PAR Technology Corp	AccSys, Inc (Restaurant Magic)	Pro Forma Adjustment	Note Ref	Pro Forma Combined
Current assets:
Cash and cash equivalents	$46,947	$340	(13,000)	A	$34,287
Accounts receivable – net	28,563	—			28,563
Inventories – net	19,081	197			19,278
Asset held for sale	3,350	—			3,350
Other current assets	5,185	151			5,336
Total current assets	103,126	688	(13,000)		90,814
Property, plant and equipment – net	14,736	49			14,785
Goodwill	13,418	—	28,244	M	41,662
Intangible assets – net	13,895	—	18,500	N	32,395
Lease right-of-use assets	2,999	—	437	L	3,436
Other assets	4,395	195			4,590
Total Assets	$152,569	$932	$34,181		$187,682
Liabilities and Shareholders’ Equity
Current liabilities:
Note Payable	$—	$89	$683	F	$772
Borrowings of line of credit	—	100	(100)	J	—
Accounts payable	8,929	530	—		9,459
Accrued salaries and benefits	7,419	207	—		7,626
Accrued expenses	3,095	—	568	B	3,663
Customer deposits and deferred service revenue	10,823	689	—		11,512
Lease liabilities - current portion	1,182	—	202	L	1,384
Shareholder Note Payable, current portion		30	(30)	I	—
Liability held for sale	511	—	—		511
Other current liabilities	—	19	—		19
Total current liabilities	31,959	1,664	1,323		34,946
Deferred Liabilities		1,735	(1,735)	I	—
Lease liabilities - net of current portion	1,866		235	L	2,101
Deferred revenue – noncurrent	4,148				4,148
Contingent Liability			3,970	G	3,970
Long-term debt	60,137	4,632	(3,155)	F / H	61,614
Other long-term liabilities	3,903	12			3,915
Total liabilities	102,013	8,043	638		110,694
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized	—	—	—		—
Common stock, $.02 par value, 29,000,000 shares authorized; 18,053,477 and 17,879,761 shares issued, 16,345,368 and 16,171,652 outstanding at September 30, 2019 and December 31, 2018, respectively	362	1	17	K/E	380
Capital in excess of par value	64,832	476	26,506	E/D	91,814
(Accumulated deficit) retained earnings	(4,313)	(7,288)	6,720	C/B	(4,881)
Accumulated other comprehensive loss	(4,489)				(4,489)
Treasury stock, at cost, 1,708,109 shares	(5,836)	(300)	300	O	(5,836)
Total shareholders’ equity	50,556	(7,111)	33,543		76,988
Total Liabilities and Shareholders’ Equity	$152,569	$932	$34,181		$187,682

	Twelve Months Ended December 31, 2018 (unaudited) (in thousands)
	PAR Technology Corp	AccSys, Inc (Restaurant Magic)	Pro Forma Adjustment	Note Ref	Pro Forma Combined
Net revenues:
Product	$78,787	$—	$—		$78,787
Service	55,282	6,118	—		61,400
Contract	67,177	—	—		67,177
	201,246	6,118	—		207,364
Costs of sales:
Product	60,694	—	—		60,694
Service	42,107	3,349	(1,796)	A, E	43,660
Contract	59,982	—	—		59,982
	162,783	3,349	(1,796)		164,336
Gross margin	38,463	2,769	1,796		43,028
Operating expenses:
Selling, general and administrative	34,983	3,158	667	H	38,808
Research and development	12,412	—	1,616	A	14,028
Amortization of identifiable intangible assets	966	—	2,514	D	3,480
	48,361	3,158	4,797		56,316
Operating loss	(9,898)	(389)	(3,001)		(13,288)
Other (expense) income, net	306	(27)	—	—	279
Interest expense, net	(387)	(199)	138	B, C	(448)
Loss before provision for income taxes	(9,979)	(615)	(2,863)		(13,457)
Provision for income taxes	(14,143)	—	—	F	(14,143)
Net loss	(24,122)	(615)	(2,863)		(27,600)
Discontinued operations
Income from discontinued operations (net of tax)	—	—	—		—
Net loss	$(24,122)	$(615)	$(2,863)		$(27,600)
Basic Earnings per Share:
Net loss	(1.50)				(1.63)
Diluted Earnings per Share:
Net loss	(1.50)				(1.63)
Weighted average shares outstanding
Basic	16,041		908	G	16,949
Diluted	16,041		908	G	16,949

	Nine Months Ended September 30, 2019 (unaudited) (in thousands)
	PAR Technology Corp	AccSys, Inc (Restaurant Magic)	Pro Forma Adjustment	Note Ref	Pro Forma Combined
Net revenues:
Product	$46,149	$—	$—		$46,149
Service	41,514	5,741	—		47,255
Contract	46,646	—	—		46,646
	134,309	5,741	—		140,050
Costs of sales:
Product	34,912	—	—		34,912
Service	29,144	2,889	(1,630)	A / E	30,403
Contract	42,679	—	—		42,679
	106,735	2,889	(1,630)		107,994
Gross margin	27,574	2,852	1,630		32,056
Operating expenses:
Selling, general and administrative	27,162	2,354	500	H	30,016
Research and development	9,233	—	1,495	A	10,728
Amortization of identifiable intangible assets	724	—	1,886	D	2,610
	37,119	2,354	3,881		43,354
Operating loss	(9,545)	498	(2,251)		(11,298)
Other (expense) income, net	(1,205)	—	—	—	(1,205)
Interest expense, net	(2,978)	(223)	177	B / C	(3,024)
Loss before benefit from (provision for) income taxes	(13,728)	275	(2,074)		(15,527)
Benefit from (provision for) income taxes	3,988	—	—	F	3,988
Net loss	(9,740)	275	(2,074)		(11,539)
Discontinued operations
Income from discontinued operations (net of tax)	—	—			—
Net loss	$(9,740)	$275	$(2,074)		$(11,539)
Basic Earnings per Share:
Net loss	(0.61)				(0.68)
Diluted Earnings per Share:
Net loss	(0.61)				(0.68)
Weighted average shares outstanding
Basic	16,086		908	G	16,994
Diluted	16,086		908	G	16,994

1. Basis of Presentation

The accompanying unaudited pro forma condensed combined consolidated financial information presents the pro forma condensed combined consolidated balance sheet and statements of operations of the combined Company based upon the financial statements of the Company and Restaurant Magic after giving effect to the Acquisition.

The unaudited pro forma condensed combined consolidated statements of operations for the twelve months ended December 31, 2018 and for the nine months ended September 30, 2019 combine the historical consolidated statements of operations of the Company and the historical consolidated statements of operations of Restaurant Magic. These unaudited pro forma condensed combined consolidated statements of operations give effect to the Acquisition as if it had been consummated on January 1, 2018, the beginning of the earliest period presented. The unaudited pro forma condensed combined consolidated balance sheet combines the historical condensed consolidated balance sheet of the Company and the historical condensed consolidated balance sheet of Restaurant Magic as of September 30, 2019, giving effect to the Acquisition as if it had been consummated on September 30, 2019.

The unaudited pro forma condensed combined consolidated financial statements were prepared using the acquisition method of accounting with the Company considered the acquirer of Restaurant Magic. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed with any excess allocated to goodwill. The pro forma purchase price allocation was based on an estimate of the fair market value of the tangible and intangible assets acquired and liabilities assumed of Restaurant Magic.

The unaudited pro forma condensed combined consolidated financial statements do not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies or revenue synergies expected to result from the Acquisition.

The Company adopted FASB ASC Topic 606; Revenue from Contracts with Customers (ASC 606), on January 1, 2018. Restaurant Magic as a private company is not required to adopt ASC 606 until its December 31, 2019 financial statements and as such, the Company has performed a preliminary review of Restaurant Magic’s revenue streams in order to determine if any pro forma adjustments were necessary for the nine months ended September 31, 2019 and the year ended December 31, 2018. No adjustments were deemed necessary to conform Restaurant Magic’s revenue to the Company’s revenue policy.

2. Preliminary Purchase Price

The preliminary purchase price for the Acquisition was $45.97 million (the “Purchase Price”) as follows (in thousands):

Purchase Price	Amount
Cash Consideration	$13,000
Note Consideration	2,000
Equity Consideration	27,000
Closing Consideration	$42,000

Contingent Consideration
Fair Value of Annual Recurring Revenue (“ARR”) Earnout	$3,210
Fair Value of Royalty Earnout	760
Total Fair Value of Contingent Consideration	$3,970

Total Consideration	$45,970

The Purchase Price excludes $2.0 million of restricted stock units issued in connection with the Company’s assumption of Restaurant Magic’s long term incentive plan (the “RM Incentive Plan”) established prior to the closing of the Acquisition.  The restricted stock units will vest in equal annual installments over three (3) years, subject to continued service requirements. The Company will record this as compensation over the vesting period.

3. Preliminary Allocation of Purchase Price

Under the purchase acquisition method of accounting, the Purchase Price is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of the closing of the Acquisition. The residual amount of the Purchase Price after preliminary allocation to identifiable tangible and intangible assets acquired and liabilities assumed has been allocated to goodwill.

The Company has performed a preliminary valuation analysis of the fair market value of Restaurant Magic’s assets acquired and liabilities assumed. Using the total consideration for the Acquisition, the Company has estimated the allocations to such assets and liabilities, with the assistance based on the report of an independent valuation specialist. The Company has not completed the detailed valuation studies necessary to arrive at the required fair values of Restaurant Magic’s assets acquired and liabilities assumed. Therefore, the following allocation of the Purchase Price to acquired assets and assumed liabilities is based on preliminary fair value estimates and subject to final management analysis, with the assistance of third party valuation advisors.

The following table summarizes the allocation of the preliminary Purchase Price as of the closing date (in thousands):

Purchase Price Allocation:	Amount
Current Assets	$688
Property Plant & Equipment	49
Other Assets	195
Indefinite-lived intangible assets	18,500
Goodwill	28,244
Total Assets Acquired	$47,676

Current Liabilities	$1,535
Other Long-Term liabilities	171
Total liabilities assumed	$1,706

Net Assets acquired	$45,970

4. Pro Forma Adjustments

The unaudited pro forma financial information is not necessarily indicative of what the financial position actually would have been had the Acquisition been completed at the date indicated. Such information includes adjustments that are preliminary and may be revised. Such revisions may result in material changes. The financial position shown herein is not necessarily indicative of what the past financial position of the companies would have been on a consolidated basis.

The following describes the pro forma adjustments related to the Acquisition that have been made in the accompanying unaudited pro forma condensed combined consolidated statements of operations for the nine months ended September 30, 2019 and for the year ended December 31, 2018, which have been prepared to reflect the Acquisition for the net purchase price of $45.97 million and assumed the RM Incentive Plan of $2.0 million, if the Acquisition was completed on January 1, 2018, for statements of operations purposes and reflect the following pro forma adjustments:

Balance Sheet Pro Forma Adjustments:

A - The adjustment reflects the cash consideration of the Purchase Price.

B - The adjustment reflects an accrual for transaction costs for the Acquisition that were incurred after September 30, 2019.

C- The adjustment relates to the elimination of Restaurant Magic’s $7.3 million retained earnings.

D- The adjustment relates to the elimination of Restaurant Magic’s $0.5 million additional paid in capital.

E - The adjustment reflects the $27 million increase in shares of Company common stock outstanding due to the 908,192 shares issued to Restaurant Magic’s stockholders as part of the Purchase Price.

F - The adjustment relates to the $2 million note payable to Restaurant Magic’s stockholders as part of the Purchase Price. $0.7 million is current and $1.3 million is reflected as long-term.

G- The adjustment relates to the current valuation of the contingent liability for potential earnout.

H - The adjustment reflects the elimination of Restaurant Magic's historical shareholder payable of $4.5 million as part of the transaction consideration.

I- The adjustment reflects the elimination of Restaurant Magic's historical related party (deferred payable - shareholders) payable as part of the transaction consideration.

J - The adjustment reflects the elimination of Restaurant Magic's historical line of credit as part of the transaction consideration.

K - The adjustment reflects the elimination of Restaurant Magic's historical common stock as part of the transaction consideration.

L - The adjustment represents the estimated adjustment to record Restaurant Magic's lease obligations consistently with the Company's lease obligations in accordance with ASC 842 Leases.

M - Reflects the recognition of goodwill related to the Acquisition. Goodwill is calculated as the difference between the fair value of the consideration transferred and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed. The estimated goodwill calculation is preliminary and is subject to change based upon final determination of the fair value of assets acquired and liabilities assumed. Goodwill is not amortized, but is assessed at least annually or more frequently if events or changes in circumstances indicate that the carrying value of the goodwill may not be recoverable based on management's assessment.

N - The identifiable intangible assets consist of trade name ($ 0.9 million), customer relationships ($1.2 million) and developed technology ($16.4 million). The trade names valuation utilized the “relief from royalty” approach, a form of the income approach, whereby the fair value of an asset is developed by attributing the savings incurred from not having to pay a royalty for the use of the asset. The customer relationship valuation utilized the “multi-period excess earnings method,” which is predicated upon the calculation of the net present value of the after-tax net cash flows attributable to the customers over the expected remaining life of the relationships. The developed technology valuation also utilized the “multi-period excess earnings method”. The preliminary estimated useful life of these identifiable intangible assets is approximately (i) indefinite for the trade names, (ii) 7 years for the customer relationships and (iii) 7 years for the developed technology. The preliminary purchase price allocation assumed the historical carrying value of such assets received along with the liabilities assumed will approximate fair value due to their short-term nature.  The underlying assumptions used to prepare the discounted cash flow analysis used in these estimates may change. For these and other reasons, actual results may vary significantly from estimated results.

O - The adjustment relates to the elimination of Restaurant Magic’s $0.3 million treasury stock.

Statement of Operations Pro Forma Adjustments:

A. Adjustments have been included in the unaudited pro forma condensed combined consolidated statements of operations for the nine months ended September 30, 2019 ($1.5 million)and year ended December 31, 2018 ($1.6 million) to reflect reclass of R&D costs from Cost of Sales to Research & Development Operating Expenses to be consistent with the Company’s treatment of Research and Development costs.

B. Adjustments have been included in the unaudited pro forma condensed combined consolidated statements of operations for the nine months ended September 30, 2019 and year ended December 31, 2018 to remove interest expense related Restaurant Magic indebtedness that was eliminated as part of the transaction.

C. Adjustments have been included in the unaudited pro forma condensed combined consolidated statements of operations for the nine months ended September 30, 2019 ($0.1 million) and year ended December 31, 2018 ($0.1 million) to include interest expense (used 5.75%) related to the $2 million 3 year promissory note issued by the Company as part of the transaction consideration.

D. Adjustments have been included in the unaudited pro forma condensed combined consolidated statements of operations for the nine months ended September 30, 2019 ($1.9 million) and year ended December 31, 2018 ($2.5 million) to include amortization expense related to the identifiable intangible assets purchased as part of the transaction.

E. Adjustments have been included in the unaudited pro forma condensed combined consolidated statements of operations for the nine months ended September 30, 2019 ($0.1 million) and year ended December 31, 2018 ($0.2 million) to remove Research & Development costs dedicated to AfterWords, Inc (“AfterWords”) that was eliminated as part of the transaction consideration. AfterWords was a wholly-owned subsidiary of Restaurant Magic that was excluded from the Acquisition.

F. There are no tax provision adjustments as the Company has been in a full valuation allowance position since 2018.

G.  Adjustments have been included in the unaudited pro forma condensed combined consolidated statements of operations for the nine months ended September 30, 2019 and year ended December 31, 2018 to include the weighted shares outstanding of the pro forma adjustments to reflect the $27 million of equity consideration as part of the transaction.

H - Adjustments have been included in the unaudited pro forma condensed combined consolidated statements of operations for the nine months ended September 30, 2019 ($0.5 million) and year ended December 31, 2018 ($0.7 million) to reflect increase in equity compensation due to the granting of $2 million of 3 year time vested restricted stock units under the RM Incentive Plan.